                                                             Exhibit 4.5


                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------


                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 8, 1998, (this "Fourth Amendment"), is by and among OLYMPIC STEEL, INC., an Ohio corporation ("Borrower"), and NATIONAL CITY BANK ("NCB") and the group of other banks signatory hereto or that become parties to the Credit Agreement hereafter identified by amendment or supplement thereto (NCB and the banks comprising such group at any specific time, hereinafter referred to as the "Banks") and NATIONAL CITY BANK, as agent for the Banks (in that capacity, "NCB-Agent").

                                    RECITALS
                                    --------

                  A. Borrower, the Banks and NCB-Agent entered into a Credit Agreement, dated as of October 4, 1996 (the "Credit Agreement"), pursuant to which Borrower may obtain, among other things, (i) loans ratably from the Banks that are on a revolving credit basis and (ii) subject LCs issued by NCB in which the Banks agree to ratably share the obligations in respect thereof, in each case until the expiration date.

                  B. Borrower, the Banks and NCB-Agent entered into the First Amendment to Credit Agreement, dated as of January 24, 1997 (the "First Amendment"), in order to increase the amount of the commitments by the Banks for subject revolving credit loans and additional subject LCs by Ten Million Dollars ($10,000,000) and to permit Borrower to make certain joint venture investments and guarantees of indebtedness of the joint venture entities.

                  C. Borrower, the Banks and NCB-Agent entered into the Second Amendment to Credit Agreement, dated as of May 30, 1997 (the "Second Amendment"), in order to increase the amount of the commitments by the Banks for subject revolving credit loans and additional subject LCs by Eight Million Dollars ($8,000,000), to add a commitment by Banks for new Series A term loans in the amount of Seventeen Million Dollars ($17,000,000), to permit certain borrowing from other lenders, to permit the Borrower to allow certain of its property to become encumbered by liens in favor of other lenders and to extend the expiration date to June 30, 2000.

                  D. Borrower, the Banks and NCB-Agent entered into the Third Amendment to Credit Agreement, dated as of July 14, 1997 (the "Third Amendment") in order to add an additional bank as a party to Credit Agreement, adjust the ratable share of the obligations among the Banks which were original parties to the Credit Agreement, decrease the aggregate amount of the commitments by the Banks for existing subject LCs, and make appropriate changes to the Credit Agreement in recognition that some or all of the proceeds of the subject loans would be used by a new subsidiary of Borrower, Olympic Steel Iowa, Inc., for the purpose of acquiring land and constructing a temper mill facility in Bettendorf, Iowa.

                  E. Borrower, the Banks and NCB-Agent desire to again amend the Credit Agreement by this Fourth Amendment to Credit Agreement (the "Fourth Amendment") in order to (1) authorize Borrower to borrow funds from Mellon Bank, N.A. ("Mellon"), one of the Banks, pursuant to a discretionary Swing Line of Credit facility (the "Swing Loan") as an additional exception to the prohibition against incurring indebtedness under Section 3D.02 of the Credit Agreement; (2) grant to Mellon a one-time right to have the Banks refund the outstanding Swing Loan as a subject revolving credit loan; and (3) adjust Mellon's subject commitment with respect to the subject loans made pursuant to the Credit Agreement until such time as the Swing Loan is refunded at Mellon's request by a subject revolving credit loan.

                                    AGREEMENT
                                    ---------

         Accordingly, the parties have agreed and do hereby agree as follows:

         1. The following new Subsection 2A.06 shall be added to the Credit Agreement immediately following Subsection 2A.05 thereof:

         2A.06 MELLON SWING LOAN, REFUNDING THEREOF, AND ADJUSTMENT OF SUBJECT
         ---------------------------------------------------------------------
COMMITMENTS
-----------

         (a) Subject to the terms and conditions of a discretionary Swing Line Loan Agreement, Borrower shall have the right to obtain and have outstanding from time to time the Swing Loan from Mellon in aggregate principal amount not exceeding at any time $16,000,000.00 as such amount may be reduced at Mellon's sole discretion (the "Maximum Swing Loan Amount"). Notwithstanding the provisions of Section 2A.01 or any other provision hereof, at all times during the Swing Loan Availability Period (as defined in Subsection (b) below), the aggregate amount of the commitments by the Banks for subject revolving credit loans and additional subject LCs and Series A subject term loans shall be reduced by the value of the Maximum Swing Loan Amount, whether or not there is any amount outstanding under the Swing Loan. Such reduction shall not affect the commitment fees payable pursuant to Section 2A.04 hereof.

         (b)      (i)      Except as set forth in subsection (b)(ii) below,
                           during the period (the "Swing Loan Availability
                           Period") from and after the effective date hereof and until the earlier of (A) the date on which the Banks refund the Swing Loan pursuant to paragraph (c) below
                           (the "Refunding Date") or (B) the expiration date, or
                           (C) the date Mellon terminates the Swing Loan's availability to Borrower (a "Swing Loan Availability
                           Termination"), the proportion (expressed as a percentage) that the amount of the subject commitment of Mellon bears to the aggregate of all subject commitments pursuant to the Credit Agreement shall be reduced to eleven percent (11%) and the amount of each Bank's commitment to make subject revolving credit loans and additional subject LCs and Series A subject term loans to Borrower, and the proportion
                           (expressed as a percentage) that each Bank's subject commitment bears to all of the subject commitments, are set forth opposite the Bank's name on SCHEDULE
                           2A.06 hereto.

                  (ii) In the event that during the Swing Loan Availability Period, Mellon elects to reduce the Maximum Swing Loan Amount (a "Swing Loan Reduction"), the subject commitment of each Bank shall be adjusted to the percentages of the aggregate subject commitments of the Banks set forth in Schedule 2A.06(b)(ii) hereto.

         (c) On any day when the Swing Loan is outstanding prior to the expiration date (whether before or after the maturity thereof or the occurrence of an event of default under the Swing Loan Agreement or under this Credit Agreement), Mellon shall have the one-time right to request that the Banks refund the outstanding principal amount of the Swing Loan and any accrued but unpaid interest thereon as a subject revolving credit loan obtained by Borrower by written notice thereof by Mellon to NCB-Agent, the Banks and Borrower not later than 1:00 p.m. Cleveland time on a Banking Day. Any such notice by Mellon shall be deemed to be a "credit request" by Borrower for purposes of Section 2D.01 of the Credit Agreement for disbursement of a sum equal to the principal amount of the Swing Loan and accrued but unpaid interest thereon. Promptly following receipt of such notice from Mellon to NCB-Agent, NCB-Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing) and the amount required from each Bank on account thereof following which each Bank shall cause the required subject loan to be disbursed to NCB-Agent, in immediately available funds, not later than 12:00 Noon, Cleveland time, on the next Banking Day, to be held for the benefit of Mellon at its direction, provided, however, the amount required from each Bank shall in no event exceed such Bank's subject commitment with respect to the subject revolving credit loan to Borrower pursuant to the Credit Agreement. On such next Banking Day, the subject commitments of Mellon and the other Banks in the subject loans shall revert to the amounts and percentages set forth on SCHEDULE 2A.01 of the Credit Agreement and in Subsection 2A.01.1(c) of the Credit Agreement. The obligations of the Banks to refund the Swing Loan in accordance with this Subsection 2A.06(c) shall be absolute and unconditional and not subject to Section 2.D of the Credit Agreement and irrespective of the existence of an event of default by any Bank or Borrower hereunder or under the Swing Loan Agreement or any set-off, counterclaim, recoupment, defense or other right such Bank may have against Mellon or the Borrower or any adverse change in Borrower's condition, financial or otherwise or any other circumstance, happening or event whatsoever.

          (d) Mellon shall promptly give NCB-Agent and the other Banks written notice of a Swing Loan Reduction or Swing Loan Availability Termination. On the next Banking Day thereafter, the subject commitments of Mellon and the other Banks in the subject loans shall change, in the case of a Swing Loan Reduction, to the percentages of the aggregate subject commitments of the Banks as set forth in Schedule 2A.06(b)(ii) hereto or, in the case of a Swing Loan Availability

                  Termination, to the amounts and percentages set forth in
                  Schedule 2A.01 of the Credit Agreement and in Subsection 2A.01.1(c) of the Credit Agreement.

         (e) Mellon shall discontinue making further advances of the Swing Loan as promptly as practicable after receipt of notice from NCB-Agent that the Banks, other than Mellon, require discontinuation of such further advances as a result of an Event of Default under the Credit Agreement.

         (f) Notwithstanding any provision to the contrary contained in the Credit Agreement, no part of this Section 2A.06 may be modified or amended without the prior written consent of Mellon.

         2. Subsection 3D.02 BORROWINGS of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

                           3D.02 BORROWINGS - Borrower will not, nor permit OSLI, OSMI or OSII to create, assume or have outstanding at any time any indebtedness for borrowed money (or become a guarantor in respect any indebtedness for borrowed money) the incurrence of which would create a default under this Agreement, including, without limitation, a default under section 3B.01 or 3B.03; PROVIDED, that this subsection shall not apply to any indebtedness existing on October 4, 1996 or any Swing Loan indebtedness authorized under Subsection 2A.06 hereof.

         3. Section 9 DEFINITIONS of the Agreement is amended to delete the definition of EXPIRATION DATE therein and substitute the following therefor:

         EXPIRATION DATE means the date referred to as such in subsection 2A.02 or such later date, if any, as may be established pursuant to subsection 2A.05.

         4. Section 2A.03 of the Agreement is amended by adding the following language after the first sentence:

         Borrower shall simultaneously deliver a copy of such notice to Mellon.

         5. Section 2D.01 of this Agreement is amended by adding the following language at the end of the first sentence:

         with immediate notice thereof delivered to Mellon utilizing the same method of delivery as utilized to deliver the credit request

         6. From and after the effective date of this Fourth Amendment, references in the Credit Agreement (as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment thereto) shall be deemed to be references to the Agreement as amended by all such amendments (unless otherwise expressly indicated).

         7. Borrower restates and reaffirms all of its representations and warranties set forth in Section 4B of the Credit Agreement as of the date hereof.

         8. This Fourth Amendment and the modifications set forth herein shall be and become effective as of the date hereof.

         9. The Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, is hereby ratified and confirmed.

         10. This Fourth Amendment may be executed in one or more counterparts, each counterpart to be executed by Borrower, by NCB-Agent and by one or more or all of the Banks. Each such executed counterpart shall be deemed to be an executed original for all purposes but all such counterparts taken together shall constitute one agreement, which agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

         11. This Fourth Amendment may be executed by representatives of the Banks using facsimile signatures and facsimilied signature pages shall in all respects be binding on all parties hereto and thereto as if such signature pages were originally delivered. Original signature pages for all facsimilied signature pages shall be delivered to NCB-Agent not later than December ___, 1998.

         IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.

NATIONAL CITY BANK, AGENT                      OLYMPIC STEEL, INC.


By:                                            By:
   -----------------------                        ----------------------
     Donald B. Hayes, Jr.                            Richard T. Marabito
     Senior Vice President                           Treasurer


NATIONAL CITY BANK                             MELLON BANK, N.A.


By:                                            By:
  -------------------------                      ------------------
     Donald B. Hayes, Jr.                            John K. Walsh
     Senior Vice President                           Vice President


COMERICA BANK                                  PNC BANK, NATIONAL ASSOCIATION


By:                                            By:
  --------------------                           ----------------------
     Richard S. Arceci                               Mark W. Rutherford
     Vice President                                  Vice President

                              SCHEDULE 2A.06(B)(II)
                              ---------------------


 ADJUSTMENT OF BANKS' SUBJECT COMMITMENTS AS A RESULT OF A SWING LOAN REDUCTION

------------------------------ ---------------------------------------------------------------------------------------

If the Maximum                    Then the percentage of the aggregate
Swing Loan Amount is:             subject commitment of the Banks is:
--------------------------------  --------------------- --------------------- --------------------- ---------------------
                                                                                                        PNC BANK
                                                            NATIONAL CITY         COMERICA              NATIONAL
                                    MELLON BANK             BANK                  BANK                  ASSOCIATION
--------------------------------  --------------------- --------------------- --------------------- ---------------------
$16,000,000                                11%                   44%                   28%                   17%
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $16,000,000 but                  12%                   43.5%                 27.7%                 16.8%
greater or equal to $14,222,222
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $14,222,222 but                  13%                   43%                   27.4%                 16.6%
greater or equal to $12,444,444
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $12,444,444 but                  14%                   42.5%                 27.1%                 16.4%
greater or equal to $10,666,667
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $10,666,667 but                  15%                   42.1%                 26.8%                 16.1%
greater or equal to $8,888,889
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $8,888,889 but                   16%                   41.7%                 26.5%                 15.8%
greater or equal to $7,111,111
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $7,111,111 but                   17%                   41.3%                 26.1%                 15.6%
greater or equal to $5,333,333
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $5,333,333 but                   18%                   40.8%                 25.8%                 15.4%
greater or equal to $3,555,556
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $3,555,556 but                   19%                   40.4%                 25.4%                 15.2%
greater  or equal to $1,777,778
--------------------------------  --------------------- --------------------- --------------------- ---------------------
Less than $1,777,778                       20%                   40%                   25%                   15%
--------------------------------  --------------------- --------------------- --------------------- ---------------------


                                 SCHEDULE 2A.06
                                 --------------


             ADJUSTED SUBJECT COMMITMENTS RESULTING FROM SWING LOAN

Subject commitments for subject revolving credit loans and subject LCs Schedule 2A.01

========================== ============================ ===================== ====================== ==============
          Bank              Subject revolving credit      Existing subject      Aggregate Subject     Percentage
                              loans and additional              LCs*               Commitment*
                             subject LCs (excluding
                              existing subject LCs)
-------------------------- ---------------------------- --------------------- ---------------------- --------------
National City Bank                     $22,880,000           $3,556,691             $26,436,691           44%
-------------------------- ---------------------------- --------------------- ---------------------- --------------
Comerica Bank                          $14,560,000           $2,263,349             $16,823,349           28%
-------------------------- ---------------------------- --------------------- ---------------------- --------------
Mellon Bank, N.A.                       $5,720,000             $889,173              $6,609,173           11%
-------------------------- ---------------------------- --------------------- ---------------------- --------------
PNC Bank, National
Association                             $8,840,000           $1,374,176             $10,214,176           17%
-------------------------- ---------------------------- --------------------- ---------------------- --------------
Total                                  $52,000,000           $8,083,389             $60,083,389          100%
========================== ============================ ===================== ====================== ==============

* Rounded to the nearest whole dollar (as of 12/03/98).


Series A term loan subject commitments Section 2A.01.1(c)

============================================== ====================================== ==============================
                    Bank                            Series A Subject Term Loan                 Percentage
---------------------------------------------- -------------------------------------- ------------------------------
National City Bank                                           $7,480,000                            44%
---------------------------------------------- -------------------------------------- ------------------------------
Comerica Bank                                                $4,760,000                            28%
---------------------------------------------- -------------------------------------- ------------------------------
Mellon Bank, N.A.                                            $1,870,000                            11%
---------------------------------------------- -------------------------------------- ------------------------------
PNC Bank, National Association                               $2,890,000                            17%
---------------------------------------------- -------------------------------------- ------------------------------
Total                                                       $17,000,000                           100%
============================================== ====================================== ==============================
